  Exhibit 99.1

SUMMIT HEALTHCARE REIT, INC. ANNUAL MEETING OF STOCKHOLDERS IMPORTANT STOCKHOLDER INFORMATION Please vote promptly VOTING IS QUICK AND EASY Dear Stockholder:We recently sent you proxy materials concerning an important proposal regarding your investment, which will be considered at an Annual Meeting of Stockholders on August 8, 2019 at 2 South Pointe Drive, Suite 100, Lake Forest, California. This letter was sent to you because you held shares on the record date and we have not received your vote. Your vote is critical to this process. Please vote prior to the Annual Meeting on August 8, 2019. Kent Eikanas President and Chief Operating Officer Summit Healthcare REIT, Inc. Read the enclosed materials and vote by one of these four options: Vote Online Visit the website noted on the enclosed proxy card and follow the instructions Vote by Mail Mail your signed proxy card(s) in the postage-paid envelope Vote by Phone Call the toll-free number printed on the enclosed proxy card and follow the automated instructions. Available 7 days a week 24 hours a day. Speak with a Proxy Specialist Call 1 866-704-4430 with any questions. Specialists can assist with voting. Available Mon-Fri from 9 a.m. - 11 p.m. ET and Sat from noon - 6 p.m. ET